                              CONSTRUCTION PARTNERS, INC.

     LIMITED POWER OF ATTORNEY FOR SECTION 13 AND SECTION 16 FILINGS

        I, Charles E. Owens, of 290 Healthwest Drive, Suite 2, Dothan, Alabama
36303, do hereby make, constitute and appoint R. Alan Palmer, my true and lawful attorney for the purposes hereinafter set forth, effective as of this 3rd day of
May, 2018.

        References in this limited power of attorney to "my Attorney" are to the person named above and to the person or persons substituted hereunder pursuant to the power of substitution granted herein.

        I hereby grant to my Attorney, for me and in my name, place and stead, the power:

     1. To execute for and on my behalf, in my capacity as a stockholder of
        Construction Partners, Inc., a Delaware corporation (the "Company"), any
        Schedule 13D and Schedule 13G, and all and any amendments thereto, in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act");

     2. To execute for and on my behalf, in my capacity as an officer, director and/or stockholder of the Company, Form 3, Form 4, and Form 5, and all
        and any amendments thereto, in accordance with Section 16(a) of the
        Exchange Act;

     3. To do and to perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Schedule 13D,
        Schedule 13G, Form 3, Form 4 and Form 5, or any amendment thereto, and to timely file such schedule, form or amendment thereto with the United
        States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

     4. To take any other action of any type whatsoever that, in the opinion of my Attorney, may be necessary or desirable in connection with the foregoing grant of authority, it being understood that the documents executed by my Attorney pursuant to this limited power of attorney shall be in such form and shall contain such terms and conditions as my
        Attorney may approve.

     I hereby grant to my Attorney full power and authority to do and to perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that my
Attorney shall lawfully do or cause to be done by virtue of this limited power of attorney and the rights and powers herein granted. I acknowledge and agree that neither my Attorney nor the Company is assuming any of my responsibilities to comply with the Exchange Act.

     This limited power of attorney shall remain in full force and effect until
I am no longer required to file any Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 with respect to my holdings of, and transactions in, securities of the
Company, unless earlier revoked by me in a signed writing delivered to my
Attorney and the substitutes therefore, if any. This limited power of attorney may be filed with the SEC as a confirming statement of the authority granted herein.

     IN WITNESS WHEREOF, I have hereunto set my hand to this instrument on the date first above written.

                                        /s/ Charles E. Owens
                                        ------------------------------
                                        Charles E. Owens

STATE OF New York

COUNTY OF New York

     Before me, Rhonda Gerolmo-Miller, on this day personally appeared Charles
E. Owens, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 30th day of April, 2018.

Rhonda Gerolmo-Miller
-----------------------------
Notary Public

My Commission Expires: November 04, 2018

[Affix Notary Seal]